Exhibit 10.3

Covenant Agreement

This Covenant Agreement (the “Agreement”), dated and effective as of July 10, 2017, is made by and between Milestone Scientific Inc., a Delaware corporation (together with its successors and affiliates, the “Company”) and Daniel Goldberger (the “Executive”). This Agreement is entered into pursuant to the Employment Agreement dated July 10, 2017 between the Company and Executive regarding Executive’s employment with the Company (as amended from time to time, the “Employment Agreement”). As used herein, the term “Company” shall include the Company and its direct and indirect subsidiaries. Other capitalized terms used but not defined in this Agreement have the meanings ascribed to them on Annex 1 attached hereto.

1.	Nondisclosure of Proprietary Information.

(a)

Except in connection with the faithful performance of the Executive’s duties under the Employment Agreement and as provided herein, the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Executive’s benefit or the benefit of any person, firm, corporation or other entity any Proprietary Information or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The parties hereby stipulate and agree that as between them the Proprietary Information is important, material and affects the successful conduct of the businesses of the Company (and of any successor or assignee of the Company). The Executive acknowledges and agrees that these steps to maintain the confidentiality of its Proprietary Information are reasonable and that it is reasonable and necessary for the Company to take such steps.

(b)

Upon termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, computer disk drives, flash drives, disks, or any other materials consisting of, including or relating to Proprietary Information in his possession.

(c)

Notwithstanding the foregoing, the Executive may respond to a lawful and valid subpoena or other legal or administrative process but: (i) shall give the Company the earliest practicable notice thereof, (ii) shall, as much in advance of the return date as practicable, make available to the Company and its counsel the documents and other information sought and (iii) shall assist such counsel at the Company’s expense in resisting or otherwise responding to such process.

(d)

Nothing in this Agreement shall prohibit the Executive from (i) disclosing information and documents when required by law, subpoena, court or administrative order (subject to the requirements of Section 1(c) above), (ii) disclosing information and documents related to his own personal benefits, entitlements and obligations in confidence to his attorney or tax or financial adviser for the purpose of securing legal or tax advice, (iii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer, (iv) reporting possible violations of federal law or regulations to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulations or (v) retaining, at any time, his personal correspondence, his personal rolodex and documents related to his own personal benefits, entitlements and obligations.

2.	Non-Solicitation; Non-Compete; Non-Disparagement

(a)

At any time during the term of his employment with the Company (the “Employment Period”) and for a period of twenty-four (24) months immediately following the end of the Employment Period, the Executive shall not, directly or indirectly, either for himself or on behalf of any other person, firm, corporation or other entity, (i) recruit or otherwise solicit, encourage or induce any employee, client, customer or investor of any Company Party to terminate such person or entity’s employment or other arrangement with a Company Party, or otherwise to change such person or entity’s relationship with a Company Party, (ii) hire or offer to employ or retain or offer to retain as a consultant or advisor or in any other capacity (or cause or influence any other person or entity to hire or offer to employ or retain or offer to retain as a consultant or advisor or in any other capacity) any person who was employed by the Company in a similar capacity as such person is employed by the Company in a manner which would deprive the Company of the services of such person or (iii) cause or seek to cause any client or customer of, or investor in, any Company Party to become a client or customer of, or investor in, any business or activity that competes with the Business and in which the Executive becomes engaged (directly or indirectly) or otherwise has a financial interest.

(b)

At any time during the Employment Period and for a period of twelve (12) months immediately following the end of the Employment Period, the Executive shall not, directly or indirectly, either for himself or on behalf of any other person, firm, corporation or other entity, shall not, directly or indirectly; (i) in any manner, engage in any business which competes with any business conducted by the Company (including any subsidiary) and will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm or business that is so engaged (provided, however, that nothing herein shall prohibit the Executive from owning not more than three percent (3%) of the outstanding stock of any publicly held corporation).

(c)

The Executive agrees not to make any disparaging remarks about any Company Party, or any of their practices, or any Company Party’s directors, managers, officers, equity holders or trustees either orally or in writing, at any time.

3.

Inventions and Other Works. During the Employment Period, the Executive may either alone or with others, author, create, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, or assist in the authoring, creation, conception, development or reduction to practice of documents, materials, designs, drawings, processes, Proprietary Information and other works which relate to the Business or are otherwise capable of being used by a Company Party (“Works”). The Executive agrees that any and all Works and the related intellectual property and other rights in those Works including, without limitation, inventions, patents, copyrights, mask works, design rights, database rights, trademarks, service marks, internet rights/domain names, trade secrets and know-how (whether registered or unregistered and including any applications or rights to apply) subsisting anywhere in the world in any and all media now existing or hereafter created (collectively, “Works IP Rights”) will belong solely to and be the absolute property of the relevant Company Party. The Executive agrees that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of and during the period of his employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. The Executive hereby assigns with full title guarantee to the Company (on behalf of the applicable Company Party) by way of present assignment of all Works IP Rights, all intellectual property rights in the Works. The Executive hereby irrevocably and unconditionally waives any moral rights which he may have in any Works. The Executive shall immediately disclose to the Company all Works and all Works IP Rights, and shall immediately on request by the Company (whether during or after the termination of his or her Employment Period) and at the expense of the Company (on behalf of the applicable Company Party) execute all instruments and do all things necessary for vesting in the Company (or such other person as the Company may designate) all right, title and interest to and in the Works and Works IP Rights and as otherwise necessary for giving to the Company (on behalf of the applicable Company Party) the full benefit of this clause. Notwithstanding the foregoing, Works and Works IP Rights does not apply to any invention for which no equipment, supplies, facility, or trade secret information of a Company Party was used and which was developed entirely on the Executive’s own time, unless (a) the invention relates (i) to the Business, or (ii) to the Company Party’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Executive for any Company Party.

4.

Patent and Copyright Registrations. The Executive agrees to assist any Company Party, or its designee, at the Company’s expense (on behalf of the applicable Company Party), in every proper way to secure the Company Party’s rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company Party of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company Party shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company Party, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Executive further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company Party is unable because of mental or physical incapacity or for any other reason to secure such Company Party’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company Party as above, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his or her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Executive.

5.

Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of one or more of the covenants contained in Sections 1 and 2 may cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach may be inadequate. Accordingly, the Executive agrees that in the event of a breach or threatened breach of any of the covenants contained in Sections 1 or 2, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to seek injunctive relief and special performance to prevent or prohibit such breach. The Executive agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

6.

Tolling In the event of the breach by the Executive of any covenants contained in Sections 2 the running of the applicable period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of the Executive’s compliance with such covenants.

8.

Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. This Agreement shall be binding upon and inure to the benefit of parties to this Agreement and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. None of the Executive’s rights or obligations may be assigned or transferred by the Executive, other than the Executive’s rights to payments hereunder, which may be transferred only by will or operation of law.

9.

Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of New York, without reference to the principles of conflicts of law or choice of law of the State of New York or of any other jurisdiction, and where applicable, the laws of the United States.

10.

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.

11.

Entire Agreement. The terms of this Agreement and the Employment Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and to supersede all prior understandings and agreements, whether written or oral. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

12.

Amendments; Waivers. This Agreement may not be modified or amended except by an instrument in writing, signed by you and the Chairman of the Board of the Company. By an instrument in writing similarly executed, you or the Company may waive compliance by the other party or parties with any specifically identified provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent breach or failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties under this Agreement shall survive any termination of the Executive’s employment by the Company.

13.

Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in accordance with the provisions of Section 5 of this Agreement and Section 6 of the Employment Agreement.

14.

Enforcement If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If any provision of this Agreement is held to be illegal, invalid or unenforceable during the term of this Agreement after application of the first sentence of this Section 14, then such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, the parties have executed this Covenant Agreement on the date and year first above written.

The Company: MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D'Agostino
Joseph D'Agostino,
Chief Financial Officer

The Executive:

/s/ Daniel S. Goldberger
Daniel S. Goldberger

ANNEX 1

Defined Terms

“Business” means all commercial activities of the Company.

“Company Party” means the Company and the Company’s clients.

“Proprietary Information” means and includes any confidential or proprietary information, trade secrets or intellectual property of or relating to any Company Party; provided, however, that Proprietary Information does not include information which (i) becomes publicly available, other than by disclosure by the Executive in violation of this Agreement, (ii) is contained in a publicly available document or (iii) was known to the Executive before the Executive commenced discussion with the Company regarding the prospect of employment by the Company.